CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8, of our report dated August 16, 2007 with respect to the financial statements of Orion Energy Systems, Inc. and Subsidiaries (which report expressed an unqualified opinion and contains an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment) contained in the Registration Statement, as amended, of Orion Energy Systems, Inc. on Form S-1 (File No. 333-145569).

/s/ Grant Thornton LLP

Milwaukee, Wisconsin
December 27, 2007